UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

LABOR READY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tacoma, Washington
April 14, 2006

Dear Shareholders:

It is a pleasure to invite you to your Company’s 2006 annual meeting of shareholders, to be held at Labor Ready’s corporate headquarters, 1015 A Street, Tacoma, Washington, 98402, on Wednesday, May 17, 2006, at 10:00 a.m. (Pacific Daylight Time).

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

I look forward to seeing our shareholders at the meeting. We will report on Labor Ready’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope in order to ensure that your vote is counted. If you are a registered shareholder and attend the meeting you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Robert J. Sullivan

Robert J. Sullivan
Chairman of the Board

LABOR READY, INC.
1015 A Street
Tacoma, Washington 98402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 17, 2006

To the Shareholders:

The annual meeting of the shareholders of Labor Ready, Inc., a Washington corporation, will be held at Labor Ready’s corporate headquarters, 1015 A Street, Tacoma, Washington, 98402, on Wednesday, May 17, 2006, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

1.	to elect the directors to serve until the next annual meeting of shareholders, and until their respective successors are elected and qualified;

2.	to ratify the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 29, 2006; and

3.	to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 29, 2006 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ James E. Defebaugh

James E. Defebaugh
Secretary

Tacoma, Washington
April 14, 2006

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

LABOR READY, INC.
1015 A Street
Tacoma, Washington 98402

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 17, 2006

The Board of Directors of Labor Ready, Inc., a Washington corporation, is soliciting your proxy to vote your shares at the 2006 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 17, 2006, at the corporate headquarters of Labor Ready, Inc., 1015 A Street, Tacoma, Washington, and at any adjournment thereof. This proxy statement contains the required information under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

Revocation of Proxies.  If you execute a proxy, you will retain the right to revoke it at any time before it is voted. You may revoke or change your proxy before it is voted by (i) sending a written revocation to the Corporate Secretary of the Company at P.O. Box 2910, Tacoma, WA 98401; (ii) submitting a proxy with a later date; (iii) delivering a written request in person to return the executed proxy; or, (iv) attending and voting at the annual meeting. Your right to revoke your proxy is not limited by or subject to compliance with a specified formal procedure, but you should give written notice to the Secretary of the Company at or before the annual meeting so that the number of shares represented by proxy can be recomputed.

Voting of Proxies.  If you properly execute and return the enclosed proxy card, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. We urge you to specify your choices by marking the appropriate box on the enclosed proxy card; if you sign and return the proxy card without indicating your instructions, your shares will be voted FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors), FOR PROPOSAL 2 (ratification of selection of independent registered public accounting firm) and with respect to any other business that may come before the meeting, the named proxies will vote your shares in accordance with their best judgment. In the vote on the election of the director nominees (Proposal 1), you may vote “For” all or some of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. For the proposal to ratify the selection of the Company’s independent registered accounting firm (Proposal 2), you may vote “For”, “Against” or “Abstain”.

Quorum.  A quorum is necessary to hold a valid meeting. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the annual meeting are present in person or by proxy, a quorum will exist. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given for that matter and for which the broker does not have discretionary voting authority for that matter (“Broker Non-Votes”) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the proposals regarding the election of directors and the ratification of the selection of the independent registered accounting firm.

Voting Requirements to Approve Each Proposal.  Nominees for election as directors who receive the greatest number of votes cast will be elected directors. There is no cumulative voting for the Company’s directors. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter.

Effect of Abstentions, Withheld Votes and Broker Non-Votes.  Abstentions, withheld votes and Broker Non-Votes will have no practical effect in the election of directors and in the ratification of appointment of PricewaterhouseCoopers LLP because abstentions, withheld votes and Broker Non-Votes do not represent votes cast “For” or “Against” the respective proposal.

Record Date.  Shareholders of record at the close of business on March 29, 2006, are entitled to vote at the annual meeting. On March 29, 2006, the Company had 54,143,206 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

Discretionary Authority.  If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this proxy statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this proxy statement was printed we were not aware of any other matters to be voted on.

Solicitation of Proxies.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

Mailing and Forwarding of Proxy Materials.  On or about April 14, 2006, we mailed this proxy statement and the enclosed proxy card to shareholders. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the common stock and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Executive Offices.  The principal executive office of the Company is located at 1015 A Street, Tacoma, WA 98402. The mailing address of the principal executive office is P.O. Box 2910, Tacoma, WA 98401. The telephone number for the Company is (253) 383-9101.

PROPOSAL 1.	ELECTION OF DIRECTORS

The Company’s directors are elected each year at the annual meeting of shareholders to serve until their successors are elected and qualified, or until they resign or are removed or are otherwise disqualified to serve. The Company’s Board of Directors currently consists of seven directors. The Board of Directors has nominated the following persons for election as directors, all of whom, except for Mr. Cooper, are currently directors. The Board of Directors recommends a vote for each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees are as follows:

Steven C. Cooper, 43, has served as the Company’s President since September 2005 and will become President and Chief Executive Officer effective May 17, 2006. Between January 2001 and September 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer. Prior to that time, Mr. Cooper served as the Vice President of Finance and Corporate Controller after joining the Company in April 1999. Previous to joining the Company, Mr. Cooper held senior management positions with Deloitte & Touche and Albertsons, Inc.

Keith D. Grinstein, 45, has served as a Director of the Company since November 2004. Mr. Grinstein has been a member of the Board of Directors of Coinstar since August 2001 and has served as its Chairman since June 2002. He has held a number of senior executive positions at Nextel International, Inc., a telecommunications company, serving as its President from January 1996 to March 1999, its Chief Executive Officer from January 1996 to August 1999 and a member of its Board of Directors from 1996 until 2002. Mr. Grinstein’s other past experience includes positions at AT&T Wireless Services, Inc. (formerly McCaw Communications). He is currently a partner of Second Avenue Partners, a venture capital fund, and a director of Nextera Enterprises Inc. and F5 Networks Inc.

Thomas E. McChesney, 59, has served as a director of the Company since July 1995. Since 2004, Mr. McChesney has been President of Shoes 4 Work, a provider of slip-resistant shoes to the hospitality industry. From 1998 to 2004, he was Director of Investment Banking with Blackwell Donaldson and Company. He is also a Director of Nations Express, Inc. and Stonestreet One, Inc.

Gates McKibbin, 59, has served as a Director of the Company since March 2001. Since 1996, Ms. McKibbin has been self-employed as a consultant developing comprehensive strategy and leadership programs for large, nationally respected organizations. Prior to 1996 she was Vice President of Change Management for Bank of America, and has held numerous other executive positions.

Joseph P. Sambataro, Jr., 55, has served as Chief Executive Officer and President of the Company since September 2001 and as a Director since January 2000. Effective at the Annual Shareholders Meeting Mr. Sambataro will cease serving as the Company’s Chief Executive Officer. Mr. Sambataro joined the Company in August 1997 and served as Chief Financial Officer, Treasurer and Assistant Secretary until January 2001 and as Executive Vice President until March 2001. Prior to joining the Company, he served as the Managing Partner of the Seattle office of BDO Seidman, LLP, an accounting and consulting firm, from 1990 to 1997. From 1985 to 1990, Mr. Sambataro was co-founder and Chief Executive Officer of an onsite toxic waste bioremediation company and co-founder and Vice President of Finance of a natural products biotechnology company. From 1972 to 1985, Mr. Sambataro was with KPMG Peat Marwick and Partner in Charge of Audit in the Seattle office from 1983 to 1985.

William W. Steele, 69, has served as a Director of the Company since August 2001. Mr. Steele is currently a Director and Chairman of the Executive Committee of ABM Industries, a large facilities services contractor traded on the New York Stock Exchange. In the course of his 43-year career with ABM Industries, Mr. Steele was appointed its President in 1991 and its Chief Executive Officer in 1994, and served in those capacities until his retirement in October of 2000.

Robert J. Sullivan, 75, has served as Chairman of the Board of the Company since July 2000 and as a Director since November 1994. Mr. Sullivan’s career included 12 years at American Express Company and related companies, where he served as a Financial Officer and Division General Manager. He served three years as chief financial officer of Cablevision, Inc., and was general manager of the Long Island cable television system. He also spent 10 years as a financial consultant to small businesses, including Labor Ready from 1993 to 1994.

Craig E. Tall, 60, has served as a Director of the Company since January 1, 2006. Mr. Tall has been with Washington Mutual since 1985 and has served as the Vice Chair of Corporate Development for Washington Mutual since 1999. Mr. Tall was a member of Washington Mutual’s Executive Committee from 1985 to March 2005. Mr. Tall’s management responsibilities included a variety of assignments, including mergers and acquisitions, commercial banking, consumer finance, managing Washington Mutual’s life insurance company, strategic planning, real estate, special credits and venture capital fund. Before joining Washington Mutual, Tall was president and owner of Compensation Programs Inc., a national employee benefits consulting firm.

PROPOSAL 2.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 29, 2006. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2005 and 2004 are described under “Fees Paid to Independent Registered Public Accounting Firm for Fiscal 2005 and 2004” below. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2006, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification. Proxies will be voted “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for fiscal 2006 unless other instructions are indicated on your proxy. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interests of the Company.

Fees Paid to Independent Public Accountant for the 2005 and 2004 Fiscal Years

PricewaterhouseCoopers provided audit and other services in the following categories and was paid the following amounts:

	2005	2004
Audit fees: (1)	$1,352,912	$768,243
Audit-related fees: (2)	$378,199	$175,208
Tax fees: (3)	$77,849	$51,016
All other fees: (4)	$3,900	$3,900

(1)	Audit fees for the 2005 and 2004 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K; quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q; reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; and other Securities and Exchange Commission filings including consents, comfort letters, and other assistance required to complete the year end audit of the consolidated financial statements.

(2)	All audit-related fees for the 2005 and 2004 fiscal years include due diligence in connection with mergers and acquisitions.

(3)	Tax fees include consultation on tax compliance issues, tax advice, and tax planning.

(4)	All other fees for the 2005 and 2004 fiscal years include subscriptions.

The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

It is expected that representatives of PricewaterhouseCoopers will be present at the annual meeting to make a statement if they desire to do so and to respond to appropriate questions by shareholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations, and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

GOVERNANCE OF THE COMPANY

Meetings and Committees of the Board

Board of Directors.  The Board of Directors consists of a majority of “independent directors” as such term is defined in the New York Stock Exchange (“NYSE”) corporate governance standards. The Board of Directors has determined that Messrs. Grinstein, McChesney, Sullivan, Steele1, Tall, and Ms. McKibbin do not have a material relationship with the Company and are independent within the meaning of the Company’s director independence standards. These standards reflect exactly the NYSE director independence standards, as currently in effect.

Effective at the Annual Shareholders Meeting Mr. Cooper will become Chief Executive Officer and Mr. Sambataro will cease being an officer or employee of the Company. Assuming election by the shareholders, Mr. Cooper will be a “management director” and Mr. Sambataro will be a “non-management director” as those terms are defined in the NYSE corporate governance standards.

The Board of Directors met eight times during fiscal year 2005. The non-management directors regularly meet in executive session, at which the Chairman of the Board presides, and through their participation on the Corporate Governance and Nominating Committee. Each director is expected to attend the Company’s Annual Meeting of Shareholders.

Compensation Committee.  The Board of Directors has appointed the Compensation Committee to review and recommend executive compensation and to serve as the administrative committee for the Company’s stock option and stock purchase plans. The Compensation Committee, consisting of Mr. McChesney, who chairs the committee, and Mr. Steele and Ms. McKibbin, met seven times during fiscal year 2005. Effective January 2006, Mr. Tall was named as a member of the Compensation Committee and Ms. McKibbin moved from the Compensation Committee to the Audit Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Compensation Committee. A copy of the Compensation Committee charter is available on the Company’s website at www.laborready.com. The report of the Compensation Committee is included in this proxy statement on page 16.

Audit Committee.  The Board of Directors has appointed the Audit Committee to consider the adequacy of our internal controls and the integrity of our financial reporting. The Audit Committee is also responsible for appointing, approving the fee arrangements of, and monitoring the independence, qualifications and performance of, the Company’s independent public accountants. The Audit Committee met eight times during fiscal year 2005. The Committee consisted of Messrs. Grinstein (its current Chair), Sullivan and, prior to his death in July 2005, Mr. Schafer (its former Chair). Effective January 2006 Ms. McKibbin became a member of the Audit Committee.

The Board of Directors has affirmatively determined that (i) each member of the Audit Committee is “independent” within the meanings of Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the corporate governance rules of the New York Stock Exchange; (ii) no member of the committee has a material relationship with the Company; (iii) each member of the committee is “financially literate” under the listing standards of the New York Stock Exchange; and, (iv) Mr. Grinstein and Mr. Sullivan are each an “audit committee financial expert” as such term is defined in Item 401 of Regulation S-K. The board has also determined that Mr. Grinstein’s service on more than three public company audit committees does not impair his ability to serve on our Audit Committee.

The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee charter is available on the Company’s website at www.laborready.com. The report of the Audit Committee is included in this proxy statement on page 18.

1	Mr. Steele is a director and former executive of ABM Industries, a customer of ours. Our Board has determined that this relationship is not material because annual revenues from ABM are less than 2% of ABM’s consolidated annual gross revenues.

Corporate Governance and Nominating Committee.  The Board of Directors has appointed the Corporate Governance and Nominating Committee, which is responsible for (i) nominating directors consistent with criteria approved by the Board, (ii) establishing guidelines on the composition and function of Board committees, (iii) developing and recommending to the Board of Directors corporate governance principles applicable to the Company, (iv) reviewing and recommending compensation for members of the Board and (v) overseeing the evaluation of the Board and management. The Corporate Governance and Nominating Committee, which currently consists of Mr. Steele, who chairs the committee, Messrs. Grinstein, McChesney, Sullivan, Tall, and Ms. McKibbin, met five times during 2005. Each of the members of the Corporate Governance and Nominating Committee is independent within the meaning of the NYSE corporate governance rules. The Board of Directors has adopted a charter governing the duties and responsibilities of the Corporate Governance and Nominating Committee. A copy of the Corporate Governance and Nominating Committee charter is available on the Company’s website at www.laborready.com.

Executive Committee.  The Board of Directors has appointed an Executive Committee, to which is delegated the authority to act on behalf of the Board of Directors as necessary when the Board is not in session and it would be impractical to call a meeting of the Board. The Executive Committee, which currently consists of Mr. Sullivan, who chairs the committee, and Messrs. McChesney, Steele, Grinstein and Sambataro, met eight times during fiscal year 2005.

Consideration of Director Nominees.  The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders. Candidates recommended by shareholders are evaluated on the same basis as are candidates recommended by the Corporate Governance and Nominating Committee. Any shareholder wishing to nominate a candidate should provide the following information in a letter addressed to the Chairman of the Corporate Governance and Nominating Committee in care of the Company’s General Counsel no later than 120 days prior to the one year anniversary of the date the proxy statement mailed in connection with the most recent annual meeting (nominations for the 2007 annual meeting must be submitted no later than December 15, 2006,) (i) the name and address of the shareholder recommending the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of Labor Ready, including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the shareholder and the recommended nominee, (iv) information as to any plans or proposals of the type required to be disclosed in Schedule 13D (i.e., plans involving acquisitions of Labor Ready’s securities and/or plans involving a potential merger or change of control transaction) and any proposals that the nominee proposes to bring to the Board of Directors if so elected, (v) any other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934; and, (vi) the consent of the recommended nominee to serve as a director of Labor Ready if so elected. Additional information may be requested to assist the Corporate Governance and Nominating Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director and officer questionnaire and provide any follow-up information requested. In addition, the notice must meet all other requirements contained in Labor Ready’s Bylaws, if any.

Board Membership Criteria.  Our Corporate Governance Guidelines adopted by our Board of Directors, a copy of which is available at the Company’s website at www.laborready.com and available without charge to shareholders upon request to Investor Relations, Labor Ready, Inc., P.O. Box 2910, Tacoma, WA 98401, include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, experience in industry, finance, administration and operations) of each candidate, and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees.

In June 2004 the Corporate Governance and Nominating Committee developed a list of qualified Board candidates. A preliminary list of eight candidates was developed. Following an interview and vetting process by the Committee, three candidates were presented to the Board for consideration. The culmination of this process was that Mr. Grinstein was appointed to the Board in November 2004, bringing the total number of directors to seven. After the death of Carl Schaefer in July 2005 the Board again reviewed both its criteria and available candidates. Following another interview and vetting process by the Corporate Governance and Nominating Committee, two candidates were presented to the Board for consideration. The culmination of this process was that Mr. Tall was appointed to the Board effective January 2006. Both Messrs. Grinstein and Tall were recommended by independent directors. In February 2006, based on the recommendation of the Corporate Governance and Nominating Committee, and in connection with the promotion of Mr. Cooper to the position of Chief Executive Officer, the Board nominated him for election to the Board of Directors effective at the Annual Meeting of Shareholders. This will bring the number of directors to eight which the Board believes is an appropriate and effective size.

Committee Membership.  The Board appoints committee chairs and members on an annual basis with consideration given to the qualifications and preferences of individual directors. In its deliberations, the Corporate Governance and Nominating Committee is aware that (i) each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, (ii) each member of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee must be independent within the meaning of the NYSE corporate governance rules, (iii) each member of the Audit Committee must meet the independence standards set forth in Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and (iv) at least one member of the Audit Committee must be a person who satisfies the definition of an “audit committee financial expert” as set out in Item 401 of Regulation S-K.

Process for Identifying and Evaluating Nominees.  The Corporate Governance and Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Corporate Governance and Nominating Committee considers various potential candidates for director which may come to the Corporate Governance and Nominating Committee’s attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance and Nominating Committee and may be considered at any time during the year.

The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders when the nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees”. Included in this discussion is a description of the deadlines and procedures for shareholder submissions of director nominees. Following verification of the shareholder status of persons proposing candidates, the Corporate Governance and Nominating Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm in connection with the nomination of a director candidate provides any materials, such materials will be forwarded to the Corporate Governance and Nominating Committee as part of its review. If the Corporate Governance and Nominating Committee determine that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Corporate Governance and Nominating Committee. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Corporate Governance and Nominating Committee will determine whether to interview the prospective nominee. If warranted, one or more members of the Corporate Governance and Nominating Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Corporate Governance and Nominating Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Corporate Governance and Nominating Committee.

Shareholder Communications.    Any shareholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management directors, may write to:

Board of Directors
c/o General Counsel
P.O. Box 2910
Tacoma, WA 98401

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The General Counsel will make copies of all such letters and circulate them to the appropriate director or directors. If the Company develops any other procedures, they will be posted on the Company’s corporate website. Procedures addressing the reporting of other concerns by shareholders, employees or other third parties are set forth in our Code of Business Conduct and Ethics (described below).

Code of Business Conduct and Ethics.  Our Code of Business Conduct and Ethics is applicable to all directors and employees of the Company, including our principal executive officer, principal financial officer and the principle accounting officer. Our Code of Business Conduct and Ethics is posted on our corporate website at www.laborready.com. Shareholders may also request a free printed copy of the Code of Business Conduct and Ethics from:

Labor Ready, Inc.
c/o Investor Relations
P.O. Box 2910
Tacoma, WA 98401

The Company intends to disclose any amendments to the Code of Business Conduct and Ethics (other than technical, administrative or non-substantive amendments), and any waivers of a provision of the Code of Business Conduct and Ethics for directors or executive officers, on our corporate website at www.laborready.com. Information on the Company’s website, however, does not form a part of this proxy statement.

New York Stock Exchange Certification.  The certification of the Chief Executive Officer required by the New York Stock Exchange Listing Standards, Section 303A.12(a), relating to Labor Ready’s compliance with the New York Stock Exchange Corporate Governance Listing Standards, was submitted to the New York Stock Exchange on June 15, 2005. In addition the Company’s CEO and CFO certification required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

Corporate Governance Quotient.  The Company has received information from Institutional Shareholders Services (ISS) that its Corporate Governance Quotient(CGQ) exceeds the CGQ for 77% of the companies included the Standard & Poors’ SmallCap 600 companies and 87% of the companies in the S&P Commercial Services & Supplies industry classification.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 15, 2006 for (i) each person known to the Company to own beneficially 5% or more of our common stock as of December 30, 2005, (ii) each director of the Company, (iii) each individual required to be identified as a named executive officer of the Company pursuant to Item 402 of Regulation S-K, and (iv) all officers and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 15, 2006, the Company had no other classes of outstanding equity securities.

Name & Address of Beneficial Owner**	Title of Class	Amount and Nature of Beneficial Ownership (Number of Shares)(1)	Percent of Class
Joseph P. Sambataro, Jr (2)	Common Stock	330,741	*
Steven C. Cooper (3)	Common Stock	108,072	*
Gary W. North (4)	Common Stock	72,483	*
Wayne W. Larkin (5)	Common Stock	20,218	*
Chris D. Burger (6)	Common Stock	14,108	*
Robert J. Sullivan (7)	Common Stock	37,452	*
Thomas E. McChesney (8)	Common Stock	58,087	*
Gates McKibbin (9)	Common Stock	24,155	*
William W. Steele (10)	Common Stock	32,885	*
Keith D. Grinstein (11)	Common Stock	11,385	*
Craig E. Tall (12)	Common Stock	4,708	*
Barclays Global Investors, NA. (13)	Common Stock	5,229,859	9.71%
Putnam, LLC. (14)	Common Stock	4,027,648	7.48%
All officers and directors as a group (11 individuals)	Common Stock	714,294	1.3%

(1)	Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, and includes (i) shares held outright; (ii) share units accrued under the Company’s 401(k) plan; and, (iii) shares issuable upon exercise of options, warrants and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after March 15, 2006.

(2)	Includes 117,923 shares held outright, 13,011 share units accrued under the 401(k) plan and options for 199,807 shares.

(3)	Includes 87,228 shares held outright, 7,187 share units accrued under the 401(k) plan and options for 13,657 shares.

(4)	Includes 40,137 shares held outright and options for 32,346 shares.

(5)	Includes 13,890 shares held outright, 491 share units accrued under the 401(k) plan and options for 5,837 shares.

(6)	Includes 14,028 shares held outright and 80 share units accrued under the 401(k) plan.

(7)	Includes 17,452 shares held outright and options for 20,000 shares.

(8)	Includes 35,360 shares held outright and options for 22,727 shares.

(9)	Includes 9,155 shares held outright and options for 15,000 shares.

(10)	Includes 25,385 shares held outright and options for 7,500 shares.

(11)	Includes 5,885 shares held outright and options for 5,500 shares.

(12)	Includes 4,708 shares held outright.

(13)	This information is based on a Schedule 13G dated January 31, 2006 filed on behalf of Barclays Global Investors, NA. and its affiliated group members. Barclays Global Investors, NA. has sole voting power over 3,491,387 shares and sole dispositive power over 3,970,945 shares and Barclays Global Fund Advisors has sole voting and dispositive power over 1,258,914 shares. The business address of Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, CA 94105.

(14)	This information is based on a Schedule 13G dated February 2, 2006 filed on behalf of Putnam, LLC. and its subsidiaries. Putnam, LLC. has shared voting power over 132,419 shares and shared dispositive power over 4,027,648 shares, Putnam Investment Management, LLC. has shared voting power over 14,700 shares and shared dispositive power over 3,612,909 shares, and The Putnam Advisory Company, LLC. has shared voting power over 117,719 shares and shared dispositive power over 414,739 shares. The business address of Putnam, LLC. is One Post Office Square, Boston, Massachusetts, 02109.

*	Less than 1%

**	The address of the named executive officers and directors is c/o Labor Ready, Inc., 1015 A Street, Tacoma, WA 98402.

EXECUTIVE OFFICERS

The names, ages and positions of the current non-director executive officers of the Company are listed below, along with their business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company.

Robert P. Breen, 41, has served as Vice President of Strategic Planning and Financial Analysis since December 2003. Prior to that time, Mr. Breen served as Director of Financial Planning and Analysis and held other positions within the finance area since joining the Company in August 1997. Prior to that, Mr. Breen spent eight years in public accounting with BDO Seidman, LLP.

Chris D. Burger, 45, has served as a Regional Vice President for Operations since April 2005, after joining the Company as an Area Director of Operations in August of 2003. From 1992 to 2003, Mr. Burger was Owner and President of an independent temporary staffing company. From 1988 to 1992, Mr. Burger served as a Regional Manager, and then Vice President of Operations for Labor Force. Prior to that, Mr. Burger served as a branch manager for American Labor (Link Staffing).

Steven C. Cooper, 43, has served as the Company’s President since September 2005 and will become President and Chief Executive Officer effective May 17, 2006. Between January 2001 and September 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer. Prior to that time, Mr. Cooper served as the Vice President of Finance and Corporate Controller after joining the Company in April 1999. Previous to joining the Company, Mr. Cooper held senior management positions with Deloitte & Touche and Albertsons, Inc.

James E. Defebaugh, 51, has served as Vice President, General Counsel and Secretary of the Company since September 2005. Prior to joining Labor Ready, Mr. Defebaugh served as Senior Vice President and Chief Compliance Officer of Sears Holdings Corporation (2005). Prior to joining Sears Holdings, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer (2004–2005), Senior Vice President and Chief Compliance Officer (2002–2004), Vice President and Corporate Secretary (2001–2002), and Vice President, Legal (2001).

Derrek L. Gafford, 35, has been the Company’s Chief Financial Officer since December, 2005 and served as the Company’s Vice President of Finance and Accounting since September 2004. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002 serving as Vice President and Treasurer. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Markets, a grocery retailer, from 2001 to 2002 and held a variety of finance positions with Albertsons from 1995 to 2001. Previous to that, he worked for Deloitte & Touche LLP.

Yolanda D. Hubbard, 44, has served as Vice President of National Accounts and Marketing since June 2004. Prior to joining Labor Ready, Ms. Hubbard was Vice President of Specialty Lines with Adecco from 1997 to 2004. Prior to that, Ms. Hubbard served as Regional Vice President for Tradesource Staffing, and as Area Manager for Randstad North America.

Wayne Larkin, 40, has served as a Regional Vice President for Operations since April 2005. Mr. Larkin originally joined the Company as a District Manager in 1996 and then was promoted in 1998 to Area Director of Operations. Between December of 1999 and March of 2002, Mr. Larkin worked for Staffmark, serving first as a Business Development Manager and then as a General Manager. Mr. Larkin rejoined the Company in March of 2002. Prior to working for the Company, Mr. Larkin held various management positions with Avis Rent-A-Car.

Gary W. North, 47, has served as a Regional Vice President for Operations since November 1999 after joining the Company as an Area Director of Operations in August of 1999. From 1996 to 1999, Mr. North was the Chief Operating Officer for SkillMaster Staffing Services. From 1993 to 1996, Mr. North served as an Area Manager for Personnel Management, Inc. Previous to that, he served as President of Metropolitan Media, a diverse media holding company.

Billie R. Otto, 39, has served as Vice President and Chief Information Officer since September 2004. Ms. Otto has been with Labor Ready since 1998, serving most recently as Vice President and Corporate Controller. Prior to joining Labor Ready, Ms. Otto worked in public accounting with the firm now known as RSM McGladrey (formerly Knight, Vale and Gregory) from 1990 to 1998.

Noel S. Wheeler, 65, has served as the President and CEO of CLP Resources, Inc., a subsidiary of Labor Ready, Inc., since September 1999. From 1994 to 1999, he was President and Chief Operating Officer of TRS Staffing Solutions, Inc., a wholly owned staffing subsidiary of Fluor Daniel, Inc. Mr. Wheeler joined Kelly Services in 1984, where he established their international division in 1988 and served as Senior Vice President until 1994. From 1980 to 1994, Mr. Wheeler managed his own staffing company in Canada, following 12 years with staffing company Drake International Inc. from 1968 to 1980, where he served in a variety of management positions in Asia/Oceania, Europe and North America.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned in each of the last three years by each of our named executive officers.

SUMMARY COMPENSATION TABLE (1)

		Annual Compensation			Long-Term Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(2)	Securities Underlying Options/ SARs (#)	Matching 401(k) Contributions ($)
Joseph P. Sambataro, Jr.	2005	535,000	267,500	12,900	401,250	112,912	3,500
Director and Chief	2004	500,000	250,000	10,499	375,000	76,895	3,250
Executive Officer	2003	500,000	250,000	12,375	—	—	3,000

Steven C. Cooper	2005	315,289	158,125	113	183,000	25,970	3,500
President	2004	280,000	140,000	—	168,000	34,449	3,250
	2003	280,000	135,000	—	—	—	3,000

Gary W. North	2005	249,040	58,594	2,100	150,000	21,287	3,500
Regional Vice President	2004	225,000	84,000	66,723	135,000	27,682	3,250
	2003	225,000	77,000	4,200	—	—	3,000

Wayne W. Larkin	2005	215,770	68,750	85,517	135,693	—	3,500
Regional Vice President	2004	140,000	60,000	4,275	—	—	3,250
	2003	138,924	27,000	4,200	—	5,600	1,938

Chris D. Burger	2005	215,770	68,750	89,252	138,342	—	3,322
Regional Vice President	2004	140,000	50,000	4,200	—	—	1,279
	2003	48,773	15,500	1,558	—	10,000	—

(1)	None of the named executive officers received compensation reportable under the category “Long-Term Incentive Plans”. Therefore, the column for that category is not presented in the Summary Compensation Table.

(2)	As of 12/30/05, Mr. Sambataro owned 54,881 shares of restricted stock with a value of $1,142,622. 7,878 shares vested in January, and the remaining s 47,003 vested in February of 2006As of 12/30/05, Mr. Cooper owned 24,777 shares of restricted stock with a value of $515,857. Of the 24,777 shares, 3,593 vest on 1/3/06, 3,592 vest on 1/3/07, 3,592 vest on 1/3/08, and 14,000 vest on 3/17/2007. As of 12/30/05, Mr. North owned 20,084 shares of restricted stock with a value of $418,149. Of the 20,084 shares, 2,945 vest on 1/3/06, 2,945 vest on 1/3/07, 2,944 vest on 1/3/08, and 11,250 vest on 3/17/2007. As of 12/30/05, Mr. Larkin owned 7,797 shares of restricted stock with a value of $162,334. Of the 7,797 shares, 450 vest on 1/3/06, 449 vest on 1/3/07, 449 vest on 1/3/08, 449 vest on 1/3/09, and 1,500 vest on 4/21/06, 1,500 vest on 4/21/07, 1,500 vest on 4/21/08, and 1,500 vest on 4/21/09. As of 12/30/05, Mr. Burger owned 7,953 shares of restricted stock with a value of $165,581. Of the 7,953 shares, 489 vest on 1/3/06, 488 vest on 1/3/07, 488 vest on 1/3/08, 488 vest on 1/3/09, and 1,500 vest on 4/21/06, 1,500 vest on 4/21/07, 1,500 vest on 4/21/08, and 1,500 vest on 4/21/09.

Equity Compensation Plans

We maintain several plans pursuant to which incentive and non-qualified stock options and restricted stock have been granted in the past and may be granted in the future. Participation in these plans is generally limited to our full-time employees and our directors. The option exercise price of all options granted under our plans has been 100% of the fair market value on the date of grant. The majority of these options vest evenly over a four-year period from the date of grant and expire if not exercised within five years after the date of grant. We also have an employee stock purchase plan (ESPP) under which employees may purchase our shares at a discount to their market value, as more fully described below.

The following table summarizes information, as of December 30, 2005, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, SARs or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans not approved by security holders (1)	1,251,000	$8.52	—

Equity compensation plans approved by security holders (2)	607,000	$14.04	5,191,000
	1,859,000	$10.32	5,191,000
Employee stock purchase plans approved by security holders (3)	—	—	611,000
	1,859,000	$10.32	5,802,000

(1)	Equity compensation plans not approved by security holders include the following:
Labor Ready, Inc. 2000 Stock Option Plan. This is a broadly based plan, which provides for the issuance of non-qualified stock options to directors, officers, and employees of the Company. The Board or a committee of the Board administers the plan. The exercise price for options issued under the plan must not be less than 100% of the fair market value of the Company’s common stock on the grant date. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.
Labor Ready, Inc. 2002 U.K. Stock Option Plan. This plan is a “sub-plan” of the 2000 Stock Option Plan discussed above, which provides for the issuance of non-qualified stock options to officers and employees of the Company’s UK subsidiary. The plan is administered by the Board or a committee of the Board. The exercise price for options issued under the plan must not be less than 100% of the fair market value of the Company’s common stock on the grant date. The plan limits the amount of options that may be granted to any grantee under the plan, by providing that the aggregate fair market value of common stock underlying all such options held by a grantee (measured as of the grant dates) cannot exceed £30,000. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.

(2)	Equity compensation plans approved by security holders include the following:
1996 Labor Ready Employee Stock Option and Incentive Plan. This plan applies to directors, officers, and employees of the Company and permits the granting of non-qualified and incentive stock options, restricted shares, stock appreciation rights and other stock based awards. There were 284,000 restricted shares outstanding as of December 30, 2005. Outstanding stock options as of the fiscal year end are listed in the table above. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.
Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan. This plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified stock options, incentive stock options, restricted stock, restricted stocks units and stock application rights. The total number of shares authorized under this plan is 5,500,000 shares. As of the end of 2005 there were 5,191,000 shares available for future issuance under this plan. There were 140,000 restricted shares outstanding as of December 30, 2005. Outstanding stock options as of the fiscal year end are listed in the table above. All future stock compensation awards will be awarded from this plan.

(3)	Employee stock purchase plans approved by security holders include the following:
1996 Labor Ready Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of the end of 2005, there were 611,000 shares available for future issuance under this plan.

Option Grants During 2005 Fiscal Year

The following table provides information related to options granted to the named executive officers during 2005.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARS Granted (#)	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	5%	10%
Joseph P. Sambataro, Jr.	56,942	17.81%	$16.98	01/03/2012	$393,633	$917,385
Director and Chief Executive Officer	55,970	17.51%	$22.47	12/15/2015	$791,132	$2,005,769

Steven C. Cooper President	25,970	8.12%	$16.98	01/03/2012	$179,527	$418,399

Gary W. North Regional Vice President	21,287	6.66%	$16.98	01/03/2012	$147,154	$342,952

Wayne W. Larkin Regional Vice President	—	—	—	—	—	—

Chris D. Burger Regional Vice President	—	—	—	—	—	—

(1)	The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company’s common stock over the term of the options. These numbers do not take into account certain provisions of the option grants providing for cancellation of the options following termination of employment.

(2)	The exercise or base price was the same as the market price of the underlying security at the date of grant.

Option Exercises During 2005 and Year End Option Values

The following table provides information related to options exercised by the named executive officers during2005 and the number and value of options held at year end. The Company does not have any outstanding SARs.

AGGREGATE OPTION/SAR EXERCISES IN 2005 AND YEAR END OPTION/SAR VALUE

			Number of Securities Underlying Unexercised Options/SARs at December 30, 2005		Value of Unexercised In-the-Money Options/SARs at December 30, 2005 (1)
Name	Number of Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph P. Sambataro, Jr. Director and Chief Executive Officer	129,794	$2,046,359	256,426	—	$1,891,280	$—

Steven C. Cooper President	265,750	$4,694,388	—	71,669	$—	$568,877

Gary W. North Regional Vice President	28,500	$585,663	39,250	52,719	$588,603	$379,485

Wayne W. Larkin Regional Vice President	4,588	$44,754	5,837	7,237	$75,100	$87,658

Chris D. Burger Regional Vice President	2,500	$39,775	—	5,000	$—	$59,200

(1)	The closing price for the Company’s common stock as reported by the New York Stock Exchange on December 30, 2005 was $20.82.

Compensation of Directors

During 2005, the Corporate Governance and Nominating Committee retained a national compensation consultant, not previously retained by the Company, the Board, or any committee, to review compensation for non-employee directors and provide the Committee with a survey of compensation for non-employee directors of comparable companies. After a review of the survey provided by the consultant and other information available to the Committee, the following compensation plan, which is within the parameters established by the survey, was approved by the Board of Directors.

Annual Retainers.  The Chairman of the Board of Directors, if not an employee of the Company, receives an annual retainer of $60,000. Committee chairs receive an annual retainer of $40,000. All other non-employee directors receive an annual retainer of $30,000.

Meeting Fees.  Each non-employee director receives meeting fees for attendance during each regular or special Board of Directors or committee meeting in accordance with the schedule below.

Meeting	In Person	Telephonic
Board of Directors	$1,500	$750
Audit Committee Chairman	$1,500	$750
Audit Committee	$1,250	$625
Compensation Committee Chairman	$1,250	$625
Compensation Committee	$1,250	$625
Executive Committee	$1,250	$625
Corporate Governance Chair	$1,250	$625
Corporate Governance Committee	$1,250	$625

Equity Grants.  Each non-employee director receives an annual grant of vested common stock worth $100,000. The Chairman of the Board of Directors receives an additional $96,000 grant and each committee chair receives an additional $25,000 grant. The value of each grant is based on the mean between the high and low stock prices on the first trading day in January of each year. Non-employee Directors appointed during the year are entitled to receive a pro rata grant as follows: 100% if appointed prior to the first quarterly meeting, 75% if appointed prior to the second quarterly meeting, 50% if appointed prior to the third quarterly meeting, and 25% if appointed prior to the last quarterly meeting of the year.

Compensation Committee Report on Executive Compensation2

The Company’s executive compensation is determined by a Compensation Committee comprised of three independent members of the Board of Directors. Members of the Compensation Committee during 2005 were Mr. McChesney, who chaired the committee, and Ms. McKibbin and Mr. Steele.

Executive Compensation Policies

The Company’s executive compensation policies are designed and implemented to attract, motivate and retain senior executives. In December 2003 the Compensation Committee engaged an outside compensation consultant from a national firm to advise on restructuring the Company’s short-term and long-term incentive plans for senior executives. The consultant did extensive research and analysis and met with the Committee numerous times over a period of months. The Committee has continued to work with the consultant in revising and implementing the Company’s executive compensation. Based on the Board’s feedback and further research, the Committee prepared final recommendations for executive base compensation and short-term and long-term executive incentive plans that were approved by all of the independent members of the Board of Directors in March 2004 and were further modified and approved by all independent directors in December 2004 and December 2005.

The Company’s compensation philosophy primarily rewards Company performance but also involves an independent evaluation of individual performance. The short-term incentive plan and the stock option portion of the long-term incentive plan are directly linked to Company performance. The combination of base salaries and the short-term and long-term incentive plans are intended to provide an opportunity for executives to earn competitive compensation which is closely linked to overall Company performance. The three components are designed to provide executive compensation that is competitive and is expected to generally place the executives at or near the mid-point for total compensation paid to executives by similar companies in related industries. However, the Committee exercises objective judgments in establishing the base compensation, targets and equity awards described below.

2	The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

The Committee has adopted the practice of regularly reviewing “tally sheets” which consist of a summary of all direct and indirect compensation paid to the executive officers and has concluded that the total compensation is reasonable and not excessive.

Base Compensation

In setting base salaries the Committee reviewed information compiled from three different compensation surveys selected by its independent consultant involving companies in related industries with similar annual revenues. After review of the information provided by the independent consultant retained by the Committee, discussion with the CEO with respect to the other executive officers and the application of the collective subjective judgments of the Committee relating to the executives’ prior performance and experience, base salaries were set in December 2004 at levels generally at or near the mid-point for the combined three surveys. The Committee’s policy is to review base salaries every two years.

Short-Term Incentive Plan

The short-term incentive plan was initially adopted in 2003 and has undergone minor revisions each year. For each year, the Committee establishes performance targets which are based on the increase in net after-tax profit over the corresponding profit measurement in the prior year. Individual target bonuses are set within a range of 25% to 45% of base compensation. In addition to the targets the Committee sets a threshold (50% of target) below which no bonus is payable and a maximum point (125% of target) at which bonuses are capped. Thus, no bonus will be earned unless the Company achieves a significant increase in net after-tax profit. Once the base amount is determined, an individual multiplier between 0.5 and 1.2 may be applied. The purpose of the multiplier is to make adjustments for variations in individual performances based on the subjective review of the Committee. After applying the multiplier, the maximum payout is 50% of base salary for each executive. At least 25% of the short-term incentive payment is in the form of Company stock.

Long-Term Executive Equity Incentive Plan

The long-term executive equity incentive plan, which was first implemented in 2004 as part of the Committee’s study and overall revisions to executive compensation that commenced in 2003, consists of annual grants of restricted stock and stock options together with ownership retention requirements. The Committee in conjunction with its independent consultant, after a review of data compiled from the same three compensation studies described above for base salaries, determined that the annual equity grants should be set at multiples of base compensation ranging from 1.0 to 1.5 depending upon the executive position and experience and the subjective evaluations of the Committee. Each annual award consists of 50% in the form of restricted stock and 50% in stock options, with the per share values being determined in accordance with a Black-Scholes based valuation method. Both the restricted stock and stock options are subject to vesting equally over three years. Executives are further required to retain 75% of the net shares received through Company options exercises or restricted stock vesting, less an amount equal to the value of shares that would need to be sold to pay taxes due and the option exercise price. The ownership retention period for awards received in 2004 was phased in at two years and is four years for awards granted at the beginning of 2005 and thereafter. The use of both stock options and restricted stock, along with the new retention requirements, aligns executive compensation very closely to the performance of the Company by providing an incentive for the executives to increase the value of its stock above present levels. The use of restricted stock aligns executive and shareholder interests regardless of the increase or decrease in the market value of the Company’s stock. The Board of Directors continues to encourage executives to achieve and retain significant direct ownership of Company stock in addition to these retention requirements.

CEO Compensation

Mr. Sambataro’s base salary as CEO was $535,000 for 2005, which was set by an employment contract entered into in December 2004, represented a $35,000 increase over the base salary in his prior contract entered into in 2001 and was consistent with the factors described above generally used in setting base salaries for the Company’s executive officers. Under the short-term incentive plan described above, the target bonus for the CEO in 2005 was 45% of base compensation if net after-tax, pre-bonus earnings for the Company increased 35% or more above the same profit measure in the prior year, subject to a minimum threshold of 17.5% and a maximum cap of 43.75%. The CEO’s bonus was subject to an individual performance multiple of 0.5 to 1.2 as determined by the Committee and approved by all independent directors as well as the overall limitation of 50% of base salary. Based on a 70.8% increase in net after-tax earnings in 2005, Mr. Sambataro’s short-term incentive was capped at $267,500. In December 2005 Mr. Sambataro received an award of vested stock options for 55,970 shares which was valued at $300,000 using a Black-Scholes method. The award was made in recognition of Mr. Sambataro’s long-term service to the Company over a nine year period. This award was in lieu of the normal award under the long-term executive equity plan described above. All aspects of the CEO’s compensation were reviewed and approved by the Committee and the Board of Directors in executive sessions without participation by the CEO.

In 2006 Mr. Sambataro will continue to receive his base salary at the same rate until May 17, 2006 which is the effective date of the promotion of Mr. Cooper as the new CEO. His short-term incentive for 2006 will be determined in the same manner as other executive officers, but any pay out for 2006 will be prorated. Mr. Sambataro will not be eligible to receive any equity award for 2006.

Other Information: Tax Law Limits on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct certain compensation over $1 million paid to the named executives unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee believes that it is generally in the Company’s best interests to comply with Section 162(m) and expects that most of the compensation paid to the named executives will either be under the $1 million limit, eligible for exclusion (such as stock options), or based on qualified performance objectives. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible that some compensation paid to named executive officers may not be deductible, such as the restricted stock portion of the long-term executive equity incentive plan to the extent that the aggregate of non-exempt compensation exceeds the $1 million level.

Members of the Compensation Committee

Thomas E. McChesney, Chair
William W. Steele
Ms. McKibbin3

Audit Committee Report4

The Audit Committee is comprised of three independent members of the Board of Directors. Members of the Audit Committee currently include Mr. Grinstein, who chairs the committee, and Mr. Sullivan and Ms. McKibbin. The Board of Directors has affirmatively determined that each member of the committee is “financially literate” under the listing standards of the New York Stock Exchange, and that Mr. Grinstein and Mr. Sullivan are each an “audit committee financial expert” as such term is defined in Item 401 of Regulation S-K.

The Audit Committee met eight times in 2005. Over the course of these meetings, the Audit Committee met with the Company’s chief executive officer, chief financial officer, other senior members of the finance department, the director of internal audit, the Company’s outside counsel and independent auditors. These meetings included private executive sessions between the Audit Committee and the Company’s independent auditors and director of internal audit, respectively. During its meetings, the Audit Committee reviewed and discussed, among other things:

•	the status of and any significant issues in connection with the quarterly reviews and annual audit of the Company’s financial statements;

3	Mr. Tall became a member of the Compensation Committee (replacing Ms. McKibbin) in January 2006.

4	The report of the Audit Committee shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to Regulation 14A or 14C, or to the liabilities of section 18 of the Exchange Act, except to the extent that the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

•	the Company’s annual internal and external audit plans and the internal and external staffing resources available to carry out the Company’s audit plans;

•	the Company’s significant accounting policies and judgmental accrual policies;

•	the Company’s progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

•	the impact of new accounting pronouncements;

•	the impact of recent developments in corporate governance; and,

•	current tax matters affecting the Company.

The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 30, 2005. This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of the Company’s financial statements;

•	significant items involving management’s estimates and judgments, including workers compensation reserves, allowances for doubtful accounts, and legal and regulatory contingencies;

•	alternative treatments within GAAP of the Company’s annual financial information;

•	the effect of regulatory and accounting initiatives on the Company’s financial statements, including the adoption of significant accounting pronouncements;

•	any significant audit adjustments proposed by the independent auditors and management’s response; and,

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit.

In addition to the meetings discussed above, the Audit Committee, or its chairman, reviewed with management and the Company’s independent auditors the Company’s financial statements for each quarter of 2005 prior to the quarterly release of earnings.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent accountants the independent accountants’ independence.

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence and has concluded that such services are compatible with maintaining independence of the auditors. Based on the reviews and discussions referred to above, the Audit Committee believes that PricewaterhouseCoopers has been objective and impartial in conducting the 2005 audit.

In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States.

The Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2005, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Keith Grinstein, Chair
Robert J. Sullivan
Gates McKibbin5

5	Ms. McKibbin became a member of the Audit Committee effective January 2006.

Employment Agreements

On December 15, 2004, the Company entered into an executive employment agreement with Joseph P. Sambataro, Jr. The employment agreement had an initial term of three years but will terminate on May 17, 2006, the effective date of the election of the new CEO. The employment agreement provides for the payment to Mr. Sambataro of an annual base salary of $535,000 which will be prorated in 2006. Mr. Sambataro is also entitled to receive bonuses and equity awards at the sole discretion of the Board of Directors commensurate with Mr. Sambataro’s performance and the overall performance of the Company and will be prorated in 2006. The employment agreement also provided that all unvested options, unvested restricted stock shares, and any and all other unvested executive incentive awards will vest on the selection of a new CEO. The employment agreement also contains customary confidentiality, non-competition, nonsolicitation and indemnification provisions. Mr. Sambataro will continue to serve as a member of the Board of Directors and will receive compensation as a non-employee director as described under the heading “Compensation of Directors” on page 15 which will be prorated in 2006 and will not include any equity or option grant.

On February 16, 2006, the Company entered into a new executive employment agreement with Mr. Cooper that replaces the employment agreement between Mr. Cooper and the Company dated March 23, 2005. The new employment agreement is effective as of May 17, 2006 and has a term of three years, unless terminated earlier or extended in accordance with the terms of the employment agreement. The employment agreement provides for the payment to Mr. Cooper of an annual base salary of $425,000 which will be prorated in 2006. Mr. Cooper is also entitled to receive bonuses at the sole discretion of the Board of Directors commensurate with Mr. Cooper’s performance and the overall performance of the Company. In recognition of his promotion Mr. Cooper will also receive a grant on May 17, 2006 of 10,000 shares of restricted stock vesting equally over a four year period. If the Company terminates the employment of Mr. Cooper without Cause (as defined in the employment agreement) or if Mr. Cooper terminates his employment with Good Reason (as defined in the employment agreement), then Mr. Cooper will be entitled to receive separation payments at a rate equal to his base salary at the time of termination through the end of the term of the employment agreement or for a period of 12 months, whichever is greater. In the event that the Company terminates Mr. Cooper’s employment without Cause or if Mr. Cooper terminates his employment with Good Reason, then all unvested options, unvested restricted stock shares, and any and all other unvested executive incentive awards will vest on the termination date. The employment agreement also contains confidentiality, non-competition, non-solicitation, indemnification and assignment of invention provisions.

On March 21, 2005, the Company entered into an executive employment agreement with Gary North, a Regional Vice President. The employment agreement provides that Mr. North will continue employment with the Company for no specific term and with compensation and position subject to future adjustment by the Board of Drectors based on recommendations of the Compensation Committee The employment agreement provides for the payment to Mr. North of an annual base salary of $250,000. If the Company terminates Mr. North’s employment without Cause (as defined in the employment agreement) or if Mr. North terminates his employment with Good Reason (as defined in the employment agreement), then Mr. North will be entitled to receive (i) separation payments for twelve months from the employment termination date at the base monthly salary then currently in effect and (ii) continued vesting for twelve months past the employment termination date of any previously awarded stock options or other equity awards, provided that all vested awards shall be exercised prior to the end of such twelve-month period. The employment agreement also contains confidentiality, non-competition, non-solicitation, indemnification and assignment of invention provisions.

Certain Relationships and Related Transactions

None.

Performance Graph

The following graph depicts the Company’s stock price performance from December 29, 2000, through December 30, 2005, relative to the performance of the Dow Jones Composite and a peer group of companies in the temporary labor industry. All indices shown in the graph have been reset to a base of 100 as of December 29, 2000, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The lines represent calendar year end index levels; if the Company’s calendar year ended on a Sunday, the preceding trading day was used.

*	Peer group includes Kelly Services, Inc., Manpower, Inc., Remedytemp, Inc., Spherion Corp. and Adecco.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s officers and directors and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it, or representations from certain reporting persons, the Company believes that during 2005 all applicable Section 16(a) filing requirements were met, except as follows: On June 15, 2005, relating to the exercise of options and subsequent sale of stock by Mr. Gafford; On July 20, 2005, relating to the election to transfer out of the Labor Ready Stock Fund of the Company’s 401(k) Plan by Mr. North, which transfer election resulted in the sale of shares of common stock Mr. North held indirectly through the 401(k) Plan; On June 13, 2005, relating to the appointment of Mr. Wheeler as an officer of a subsidiary of the Company and a late Form 4 on June 14, 2005, relating to the acquisition of stock options by Mr. Wheeler.

PROPOSALS OF SHAREHOLDERS

The Company anticipates that the 2007 Annual Meeting will be held no later than June 2007. Accordingly, a shareholder proposal to be presented at the Company’s 2007 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must be received by the Company at its executive offices at P.O. Box 2910, Tacoma, WA 98401, no later than December 15, 2006. Please send the proposal to the attention of the Company’s Corporate Secretary. A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless (i) specifically described in the Company’s proxy statement relating to such meeting, (ii) such proposal has been submitted in writing to the Secretary at the above address on or before December 15, 2006, and (iii) such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS

We do not intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

FORM 10-K REPORT AVAILABLE

A copy of the Company’s annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to Chief Financial Officer, Labor Ready, Inc., P.O. Box 2910, Tacoma, WA 98401; telephone: (253) 383-9101.

LABOR READY, INC.

By Order of the Board of Directors

James E. Defebaugh
Secretary

/s/ James E. Defebaugh
Tacoma, Washington
April 14, 2006

LABOR READY, INC. C/O COMPUTERSHARE 350 INDIANA STREET SUITE 350 GOLDEN, CO 80401
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time Tuesday, May 16, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Labor Ready, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time Tuesday, May 16, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Labor Ready, Inc., c/o ADP,  51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LABOR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LABOR READY, INC.
A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
Nominees:
	01) Steven C. Cooper 02) Keith D. Grinstein 03) Thomas E. McChesney 04) Gates McKibbin	05) Joseph P. Sambataro, Jr. 06) William W. Steele 07) Robert J. Sullivan 08) Craig E. Tall	☐	☐	☐

B	Issues	For	Against	Abstain
The Board of Directors recommends a vote FOR the following proposal.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2006.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

C	Authorized Signatures - Sign Below- This section must be completed for your instructions to be executed.
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

For address changes, please check this box and write them on the back where indicated.			☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Proxy - LABOR READY, INC.

FOR ANNUAL MEETING OF THE SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert J. Sullivan and James E. Defebaugh (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 17, 2006, at 1015 A Street, Tacoma, Washington, and at any adjournment thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.